AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 1, 1997.

                                                     Registration No. 333-12645
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-4
                      POST-EFFECTIVE AMENDMENT NO.1 TO THE
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                      NEW HAMPSHIRE THRIFT BANCSHARES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


          DELAWARE                       6035                    02-0430695
(STATE OR OTHER JURISDICTION  (PRIMARY STANDARD INDUSTRIAL    (I.R.S. EMPLOYER
OF INCORPORATION OR            CLASSIFICATION CODE NUMBER)   IDENTIFICATION NO.)
ORGANIZATION)

                               THE CARRIAGE HOUSE
                         NEW LONDON, NEW HAMPSHIRE 03257
                                 (603) 863-5772
               (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
        INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                              -------------------

                                STEPHEN W. ENSIGN
                                  President and
                             Chief Executive Officer
                               The Carriage House
                         New London, New Hampshire 03257
                                 (603) 863-5772
            (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                   Copies to:

    RICHARD A. SCHABERG, ESQ.                      DENIS J. MALONEY, ESQ.
     Thacher Proffitt & Wood                Gallagher, Callahan & Gartrell, P.A.
 1500 K Street, N.W., Suite 200                        214 Main Street
     Washington, D.C. 20005                        Concord, New Hampshire
    Telephone (202) 347-8400                      Telephone (602) 228-1181

                                ----------------

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /


                                                   CALCULATION OF REGISTRATION FEE

==================================================================================================================================
                                                                                                  PROPOSED
                                                                             PROPOSED              MAXIMUM
TITLE OF EACH CLASS OF SECURITIES TO BE                                  MAXIMUM OFFERING    AGGREGATE OFFERING      AMOUNT OF
              REGISTERED                   AMOUNT TO BE REGISTERED(1)     PRICE PER UNIT          PRICE(2)        REGISTRATION FEE
----------------------------------------------------------------------------------------------------------------------------------
Common Stock                                        332,576
($.01 par value)......................               Shares                     N/A              $2,126,794             (3)

----------------------------------------------------------------------------------------------------------------------------------

(1) This Registration Statement covers the number of shares of the Registrant's common stock that were issued in the transaction described herein and deregisters 31,634 shares not required therefor.
(2) Estimated solely for the purpose of calculating the registration fee and computed in accordance with Rule 457(f)(2), based on the book value of the common stock of Landmark Bank on August 31, 1996 of $7.13 and the maximum number of such shares (298,288) that may be exchanged for the securities being registered.
(3) Registration fee of $734 paid with Form S-4 filed on September 25, 1996.

CONFORMED                            SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Posteffective Amendment No. 1 to the Registration Statement No. 333-12645 to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Newport, State of New Hampshire, on April 30, 1997.

                                   New Hampshire Thrift Bancshares, Inc.


                                   By:    /s/ Stephen W. Ensign
                                      ----------------------------
                                              Stephen W. Ensign
                                              Director, President and Chief
                                              Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, as amended, and any rules and regulations promulgated thereunder, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.





        NAME                        TITLE                        DATE


*                           Chairman of the Board           April 30, 1997
-------------------------
John J. Kiernan


/s/ Stephen W. Ensign       Director, President and Chief   April 30, 1997
-------------------------   Executive Officer
Stephen W. Ensign           (principal executive officer)


*                           Director                        April 30, 1997
-------------------------
Ralph B. Fifield, Jr.


*                           Director                        April 30, 1997
-------------------------
John A. Kelley, Jr.


*                           Director                        April 30, 1997
-------------------------
Dennis A. Morrow


*                           Director                        April 30, 1997
-------------------------
Priscilla W. Ohler


*                           Director                        April 30, 1997
-------------------------
Perry R. Smith, Jr.

        NAME                        TITLE                        DATE


*                           Director, Executive Vice        April 30, 1997
-------------------------   President and Chief
Stephen R. Theroux          Financial Officer
                            (principal financial officer)
                            (principal accounting officer)



*                           Director                        April 30, 1997
-------------------------
Kenneth D. Weed





* By /s/ Stephen W. Ensign (Stephen W. Ensign) as attorney-in-fact pursuant to
     ---------------------
Power of Attorney filed on September 25, 1996, included in Part II of the Registration Statement.



                                       S-2